UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to Items 2.01 and 2.03 which are hereby incorporated herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 13, 2014 (the “Closing Date”), Hy-Tech Machine, Inc., a Delaware corporation (“Hy-Tech”) which is an indirect wholly owned subsidiary of P&F Industries, Inc. (the “Company”), ATSCO Holdings Corp., a Delaware corporation (“Purchaser”), a newly formed subsidiary of Hy-Tech, Air Tools Service Company, an Ohio corporation (“Seller”) and Rick Sabath (the “Shareholder”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, among other things, Purchaser acquired (the “Acquisition”) substantially all of the assets of Seller, more particularly described below and in the Asset Purchase Agreement. The Acquisition was effective as of the close of business on the Closing Date. A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. Contemporaneously, the parties executed the Asset Purchase Agreement and consummated the transactions contemplated thereby.

Pursuant to the Asset Purchase Agreement, the purchase price for the assets acquired in the Acquisition was $7,658,540 in addition to the assumption of certain payables and liabilities as set forth in the Asset Purchase Agreement (the “Consideration”). This amount is subject to a post-closing working capital adjustment. The Consideration was paid by Purchaser to the Seller from availability under the revolver loan and a new term loan pursuant to the Amended and Restated Loan Agreement (defined below), less certain amounts escrowed pursuant to, among others, the terms of the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants made by the Shareholder and Seller to Purchaser, on the one hand, and by Purchaser and Hy-Tech to the Seller on the other hand.

The foregoing descriptions of the Acquisition and the Asset Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement attached as an Exhibit hereto.

The Asset Purchase Agreement and the above description thereof, have been included to provide investors and security holders with information regarding the terms of the Asset Purchase Agreement, and are not intended to provide any other factual information about the Company or any of the parties to the Asset Purchase Agreement or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Asset Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Asset Purchase Agreement as characterizations of the actual state of facts or condition of the Company or any of the parties to the Asset Purchase Agreement or any of their respective subsidiaries, affiliates or businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Contemporaneously with the Acquisition referred to and described in Item 2.01, above, the Company, its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”), Nationwide Industries, Inc. (“Nationwide”), ATSCO Holdings Corp. (defined above as “Purchaser”, and together with the Company, Florida Pneumatic, Hy-Tech, Nationwide, collectively, “Borrowers”) and the Company’s subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Exhaust Technologies, Inc. (“ETI”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, ETI, Green, Pacific Stair and WILP, collectively, “Guarantors”) entered into an Amended and Restated Loan and Security Agreement, effective as of the Closing Date (the “Amended and Restated Loan Agreement”), with Capital One Business Credit Corp. (f/k/a Capital One Leverage Finance Corporation) (the “Agent”), as agent for Lenders (the “Lender”) from time to time party to the Amended and Restated Loan Agreement. The Amended and Restated Loan Agreement amended and restated the Loan and Security Agreement, dated as of October 25, 2010, as previously amended (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lender. A copy of the Amended and Restated Loan Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Amended and Restated Loan Agreement, among other things, amended the Loan Agreement by: (1) increasing the Revolver Commitment (as defined in the Amended and Restated Loan Agreement) from $20,000,000 to $22,000,000, (2) creating a new Tranche B Term Loan (as defined in the Amended and Restated Loan Agreement) pursuant to which the Borrowers borrowed the principal amount of $3,000,000 on the Closing Date to be repaid in 36 consecutive monthly payments of $83,333.33 with an additional mandatory repayment each year equal to 50% of the Company’s Excess Cash Flow (as defined in the Amended and Restated Loan Agreement) for such year, if any, (3) re-designating the previously existing outstanding Term Loan (which relates primarily to the Borrowers’ real property) as the “Tranche A Term Loan”, and (4) modifying certain financial and other covenants.

The foregoing description of the Amended and Restated Loan Agreement is qualified its entirety by reference to the full text of the Amended and Restated Loan Agreement attached as an Exhibit hereto.

In connection with the Amended and Restated Loan Agreement and the obligations thereunder, the Borrowers executed and delivered in favor of the Lender the following instruments, each dated as of the Closing Date: the Second Amended and Restated Revolver Note in the principal amount of up to $22,000,000, the Tranche A Term Loan Note in the original principal amount of 6,533,333.40, the Tranche B Term Loan Note in the original principal amount of $3,000,000 and the Amended and Restated Capex Loan Note in the original principal amount of $2,123,425. A copy of the Second Amended and Restated Revolver Note, the Tranche A Term Loan Note, the Tranche B Term Loan Note and the Amended and Restated Capex Loan Note are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

The Amended and Restated Loan Agreement and the above description of such agreement, have been included to provide investors and security holders with information regarding the terms of the Amended and Restated Loan Agreement, and are not intended to provide any other factual information about the Company or any of the parties to the Amended and Restated Loan Agreement or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Amended and Restated Loan Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Amended and Restated Loan Agreement as characterizations of the actual state of facts or condition of the Company or any of the parties to the Amended and Restated Loan Agreement or any of their respective subsidiaries, affiliates or businesses.

Item 8.01. Other Items

On August 14, 2014, the Company issued a press release (the “Press Release”) announcing the Acquisition. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated as of August 13, 2014, by and among Purchaser, Hy-Tech, Seller and Shareholder.
10.1	Amended and Restated Loan and Security Agreement dated as of August 13, 2014, by and among the Borrowers, Guarantors, Lender and Agent.
10.2	Second Amended and Restated Revolver Note dated as of August 13, 2014 by Borrowers in favor of Lender.
10.3	Tranche A Term Loan Note dated as of August 13, 2014 by Borrowers in favor of Lender.
10.4	Tranche B Term Loan Note dated as of August 13, 2014 by Borrowers in favor of Lender.
10.5	Amended and Restated Capex Loan Note dated as of August 13, 2014 by Borrowers in favor of Lender.
99.1	Press Release, dated August 14, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: August 19, 2014

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer